Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

Embark Technology, Inc, ("New Embark" or "Embark Technology") is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of Embark Trucks Inc. ("Old Embark" or "Embark") becoming a wholly-owned subsidiary of New Embark as a result of the Business Combination. Following the Closing, the Embark Equityholders hold a majority of the New Embark Common Stock. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents New Embark on a pro forma basis.

The historical financial information of NGA was derived from the unaudited financial statements of NGA as of and for the nine months ended September 30, 2021, and for the period from September 25, 2020 (inception) through December 31, 2020, included elsewhere in this proxy statement/prospectus. The historical financial information of Embark was derived from the audited financial statements of Embark as of and for the year ended December 31, 2020, and from the unaudited financial statements of Embark as of and for the nine months ended September 30, 2021, either included in the final prospectus and definitive statement (the “Proxy”) relating to Embark's business combination with NGA, dated November 10, 2021 and filed with the Securities and Exchange Commission (the "SEC"), or attached to this Current Report on Form 8-K as exhibit 99.1. This information should be read together with NGA’s and Embark’s unaudited and audited financial statements and related notes, the sections titled “NGA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Embark’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information either included in the Proxy relating to Embark's business combination with NGA, dated November 10, 2021 and filed with the SEC, or attached to this Current Report on Form 8-K as exhibit 99.1.

The unaudited Pro Forma Condensed Combined Financial Statements do not necessarily reflect what the Post-Combination Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. The unaudited Pro Forma Condensed Combined Financial Information also may not be useful in predicting the future financial condition and results of operations of the Post-Combination Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The following unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021, and the unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2021, and year ended December 31, 2020, are based on the historical financial statements of NGA and Old Embark. The unaudited pro forma adjustments are based on information currently available. The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited Pro Forma Condensed Combined Financial Information.

The unaudited pro forma condensed combined financial information has been prepared considering actual redemptions of 29.99 million shares of Class A common stock, 0.3 million of forfeited sponsor shares of Class A common stock, and 0.2 million of sponsor shares of Class A common stock transferred to other NGA public shareholders.

Unaudited Pro Forma Condensed Combined Balance Sheet

as of September 30, 2021

(in thousands, except per share data)

	Northern Genesis Acquisition Corp (Historical)	Embark Trucks Inc. (Historical)	Transactions Accounting Adjustments		Pro Forma Combined Balance
ASSETS
Current Assets:
Cash and cash equivalents	$35	$47,886	$244,345	A	$292,266
Restricted cash, short-term	–	65	–		65
Short-term investments	–	5,005	–		5,005
Prepaid expenses and other current assets	117	6,733	–		6,850
Total current assets	152	59,689	244,345		304,186
Restricted cash, long-term	–	340	–		340
Marketable securities held in Trust Account	414,029	–	(414,029)	B	–
Property, equipment, and software, net	–	8,529	–		8,529
Long-term investments	–	–	–		–
Other assets	–	3,307	–		3,307
Total Assets	$414,181	$71,865	$(169,684)		$316,362
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$–	$3,166	$–		$3,166
Accrued expenses and other current liabilities	1,092	6,414	–		7,506
Convertible Note	–	20,572	(20,572)	C	–
Derivative liability	–	13,946	(13,946)	D	–
Promissory Note	750	–	(750)	C	–
Short-term notes payable	–	282	–		282
Total current liabilities	1,842	44,380	(35,268)		10,954
Long-term notes payable	–	549	–		549
Other long-term liability	–	50	–		50
Long-term deferred rent	–	167	–		167
Deferred underwriting fee payable	14,490	–	(14,490)	E	–
FPA liability	713	–	–		713
Warrant liability	22,255	–	1,080	F	23,335
Total liabilities	39,300	45,146	(48,678)		35,768

Commitments and contingencies
Common Stock subject to possible redemption	414,000	–	(414,000)	G	–

Stockholders’ equity:
Embark Trucks Inc Preferred stock - par value	–	1	(1)	H	–
Embark Trucks Inc Founders Preferred Stock - par value	–	–	–		–
Embark Trucks Inc Common Stock	–	–	–		–
Northern Genesis Corp Class A Common Stock	1	–	(1)	I	–
New Embark Class A Common Stock	–	–	34	I	37
New Embark Class B Common Stock	–	–	9	I	9
Additional paid-in capital	–	133,233	286,480	J	419,713
Accumulated other comprehensive loss	–	–	–		–
Accumulated deficit	(39,121)	(106,515)	6,471	K	(139,165)
Total stockholders' equity (deficit)	(39,121)	26,719	292,995		280,594
Total liabilities and stockholders' equity (deficit)	$414,181	$71,865	$(169,684)		$316,362

Unaudited Pro Forma Condensed Combined Statement of Operations

for the nine months ended September 30, 2021

(in thousands, except per share data)

	Northern Genesis Acquisition Corp (Adjusted)	Embark Trucks, Inc. (Historical)	Transactions Accounting Adjustments		Pro Forma Combined Balance
Operating Expenses
Research and development	$–	$26,823	$4,381	AA	$31,204
General and administrative	3,017	11,585	17,801	AA, AC	32,403
Total operating expenses	3,017	38,408	22,182		63,607
Loss from operations	(3,017)	(38,408)	(22,182)		(63,607)
Other Income	–	18	–		18
Change in fair value of warrant liability	8,328	–	–		8,328
Interest income	29	83	(29)	AB	83
Change in fair value of derivative liability	–	(5,782)	5,782	AE	–
Interest expense	–	(3,735)	3,735	AF	–
Change in fair value of FPA liability	253	–	–		253
Loss on initial issuance of private warrants	(267)	–	–		(267)
Offering costs allocated to warrant and FPA liabilities	(1,148)	–	–		(1,148)
Loss before income taxes	4,178	(47,824)	(12,694)		(56,339)
Provision for income taxes	–	–	–		–
Net income (loss)	$4,178	$(47,824)	$(12,694)		$(56,339)
Other Comprehensive gain (loss)	–	(45)	–		(45)
Total comprehensive loss	$4,178	$(47,869)	$(12,694)		$(56,384)

Common Stock Earnings per Share:
Basic and Diluted weighted average shares outstanding	48,906,593	47,677,440
Earnings per share	$0.09	$(1.00)

Class A Earnings per Share:
Allocated Earnings					$(45,389)
Basic and Diluted weighted average shares outstanding					360,968,507
Earnings per share					$(0.13)

Class B Earnings per Share:
Allocated Earnings					$(10,950)
Basic and Diluted weighted average shares outstanding					87,078,982
Earnings per share					$(0.13)

Unaudited Pro Forma Condensed Combined Statement of Operations

for the year ended December 31, 2020

(in thousands, except per share data)

	Northern Genesis Acquisition Corp (Adjusted)	Embark Trucks, Inc. (Historical)	Transactions Accounting Adjustments		Pro Forma Combined Balance
Operating Expenses
Research and development	$–	$18,831	$14,915	AA	$33,746
General and administrative	1	3,595	76,290	AA, AC, AD, J	79,886
Total operating expenses	1	22,426	91,205		113,632
Loss from operations	(1)	(22,426)	(91,205)		(113,632)
Other Income	–	107	–		107
Interest income	–	788	–		788
Interest expense	–	–	–		–
Loss before income taxes	(1)	(21,531)	(91,205)		(112,737)
Provision for income taxes	–	–	–		–
Net income (loss)	$(1)	$(21,531)	$(91,205)		$(112,737)
Other Comprehensive gain (loss)	–	(24)	–		(24)
Total comprehensive loss	$(1)	$(21,555)	$(91,205)		$(112,761)

Common Stock Earnings per Share:
Basic and Diluted weighted average shares outstanding		46,743,539
Earnings per share		$(0.46)

Class A Earnings per Share:
Allocated Earnings					$(92,201)
Basic and Diluted weighted average shares outstanding					360,968,507
Earnings per share					$(0.26)

Class B Earnings per Share:
Allocated Earnings					$(20,536)
Basic and Diluted weighted average shares outstanding					87,078,982
Earnings per share					$(0.24)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.       Description of the Business Combination

On June 22, 2021, NGA, Merger Sub, a wholly owned subsidiary of NGA, and Embark entered into the Merger Agreement. The Merger Agreement provided for, among other things, the merger of Merger Sub with and into Embark (the “Merger”) with New Embark surviving the Merger as a wholly owned subsidiary of Embark Technology (formerly NGA) and New Embark equity holders holding the majority of the Embark Technology Common Stock. The Business Combination was consummated on November 10th, 2021.

Pursuant to the Merger Agreement, the aggregate stock consideration issued by the Post-Combination Company in the Business Combination will be $4.9 billion consisting of 485,638,573 newly issued shares, factoring a decrease of approximately 29.9 million of New Embark Class A Common Stock as a result of NGA Stockholders who elected to participate in the Embark Pre-Closing Redemption for aggregate proceeds of approximately $299.9 million. Additionally, the stock consideration is decreased by the forfeiture of approximately 0.3 million of New Embark Class A Common Stock as a result of NGA Sponsors Stockholders who forfeited shares in accordance with the terms of the Forward Purchase Agreement. Based on an assumed Post-Combination Company value of $10.00 per share, New Embark will receive $4.4 billion in the form of 444,188,975 reclassified shares of the Post-Combination Company. NGA public stockholders will receive $115.6 million in the form of 11,564,865 newly issued shares considering 29.9 million shares of redemptions, the PIPE and Forward Purchase Agreement Subscribers (the “Subscriber(s)”) will receive $200.0 million in the form of 20,000,000 newly issued shares, and the Sponsor will receive $98.8 million in the form of 9,884,733 reclassified shares in exchange for NGA’s existing Common Stock. The following represents the consideration at closing of the Business Combination:

(in millions)
Share issuance to Embark shareholders(1)	4,441.9
Share issuance to NGA shareholders	115.6
Share issuance to Subscriber(s)	200.0
Share issuance to Sponsor	98.8
Share Consideration—at Closing	4,856.4

(1)	The share consideration to be transferred to Embark shareholders include (i) $4,039.0 million to holders of issued and outstanding Embark Common Stock, (ii) $35.7 million for the conversion of the then outstanding Convertible Note ; (iii) $6.4 million for the conversion of Embark Common Stock warrants; (iv) $361.3 million to holders of vested and unvested stock options and RSUs of Embark Common Stock.

The value of share consideration issued at the Closing is determined by application of the Exchange Ratio of 2.98, which is based on the implied $10.00 per share prior to the Business Combination. The unaudited Pro Forma Condensed Combined Balance Sheet has been prepared to give effect to the Business Combination and related transactions summarized below as if they had been consummated on September 30, 2021. The unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2021, and the year ended December 31, 2020, gives effect to the Business Combination and related transactions summarized below as if they had been consummated on January 1, 2020:

•	The merger of Merger Sub, the wholly owned subsidiary of NGA, with and into Old Embark, with Old Embark as the surviving company.

•	the issuance and sale of 16,000,000 Embark Technology Class A Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $160,000,000 in the PIPE Financing;

•	the issuance and sale of 4,000,000 Forward Purchase Units at $10.00 per unit with each unit consisting of 4,000,000 shares of New Embark Technology Class A Common Stock and 666,667 redeemable warrants to purchase shares of New Embark Technology Class A Common Stock;

•	immediately prior to the Effective Time, the issuance of performance-based stock units to the Founders of New Embark which are subject to performance-based and market-based vesting conditions;

•	immediately prior to the Effective Time, the issuance of restricted stock units to certain employees of Embark immediately prior to the Effective Time;

•	all convertible promissory notes issued, immediately prior to the Effective Time, were converted into New Embark Technology Class A Common Stock in accordance with the Convertible Note terms;

•	Immediately prior to the Effective Time, the vested portion of all Old Embark warrants net exercised into shares of Old Embark Common Stock and then converted to New Embark Technology Class A Common Stock, and the unvested portion of all Old Embark warrants net exercised into Old Embark Restricted Stock and then converted to New Embark Technology Restricted Stock, in accordance with the warrants’ terms;

•	the completion of the Embark Pre-Closing Reorganization, which included the conversion of Old Embark preferred stock into New Embark Common Stock, and whereby eighty percent (80%) of Old Embark Common Stock held by the Founders converted into shares of New Embark Technology Class B Common Stock, twenty percent (20%) of Embark Common Stock held in trust converted into shares of New Embark Technology Class A Common Stock, and all other holders of Embark Common Stock converted into shares of New Embark Technology Class A Common Stock using a conversion ratio of 2.98 calculated in accordance with the terms of the Merger Agreement;

•	all Old Embark stock options issued, immediately prior to the Effective Time, converted into stock options to receive New Embark Technology Class A Common Stock with substantially the same terms and conditions as were applicable to such stock option immediately prior to the Effective Time;

•	all Old Embark restricted stock units and performance stock units issued, immediately prior to the Effective Time, converted to the right to receive New Embark Technology Class A Common Stock with substantially the same terms and conditions as were applicable to such award immediately prior to the Effective Time;

•	immediately prior to the Effective Time, by virtue of the effectiveness of NGA’s Second A&R Charter, each share of NGA pre-transaction Common Stock was reclassified into shares of New Embark Technology Class A Common Stock; and

•	the cancellation and transfer of Sponsor Shares in connection with the Business Combination and in accordance with the terms of the Sponsor Support Agreement and the Merger Agreement.

Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, NGA will be treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of New Embark issuing shares for the net assets of NGA, accompanied by a recapitalization. The net assets of NGA will be recognized at fair value (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

Embark has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Old Embark’s shareholders will have majority of the voting power ;

•	Old Embark will appoint the majority of the board of directors of the Post-Combination Company;

•	Old Embark’s existing management will comprise the management of the Post-Combination Company;

•	New Embark will comprise the ongoing operations of the Post-Combination Company;

•	Old Embark is the larger entity based on historical business operations;

•	The Post-Combination Company will assume Embark’s name.

The unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021, assumes that the Business Combination occurred on September 30, 2021. The unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2021, and year ended December 31, 2020, presents the pro forma effect of the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis of Embark as the accounting acquirer.

The unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021, has been prepared using, and should be read in conjunction with, the following:

•	NGA’s unaudited Condensed Balance Sheet as of September 30, 2021, and the related notes for the period ended September 30, 2021, in NGA's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, and filed with the SEC on November 10, 2021; and

•	Old Embark’s unaudited Balance Sheet as of September 30, 2021, and the related notes for the period ended September 30, 2021, attached to this Current Report on Form 8-K as exhibit 99.1.

The unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2021, and year ended December 31, 2020, has been prepared using, and should be read in conjunction, with the following:

•	NGA’s unaudited Condensed Statement of Operations for the nine months ended September 30, 2021, and audited Statement of Operations for the period from September 25, 2020 (inception) through December 31, 2020, and the related notes, either included in the Proxy relating to Embark's business combination with NGA, dated November 10, 2021 and filed with the SEC, or in NGA's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, and filed with the SEC on November 10, 2021; and

•	Embark’s unaudited Statement of Operations and Comprehensive Loss for the nine months ended September 30, 2021, and audited Statement of Operations and Comprehensive Loss for the year ended December 31, 2020, and the related notes, either included in the Proxy relating to Embark's business combination with NGA, dated November 10, 2021 and filed with the SEC, or attached to this Current Report on Form 8-K as exhibit 99.1.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments (“Transaction Accounting Adjustments”). The related transaction accounting adjustments are based on currently available information that management believes is, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report Embark’s financial condition and results of operations as if the Business Combination was completed on the dates mentioned above.

Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. NGA believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited Pro Forma Condensed Combined Financial Information.

The unaudited Pro Forma Condensed Combined Financial Information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination (“Management Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited Pro Forma Condensed Combined Financial Information.

The unaudited Pro Forma Condensed Combined Financial Information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Post-Combination Company. They should be read in conjunction with the audited financial statements and notes thereto of each of NGA and Old Embark either included in the Proxy relating to Embark's business combination with NGA, dated November 10, 2021 and filed with the SEC, or attached to this Current Report on Form 8-K as exhibit 99.1.

The following summarizes the pro forma Post-Combination Company shares outstanding:

	Number of outstanding Shares	Percentage of outstanding shares
Post-Combination Company shares issued to Embark stockholders (2)	406,597,891	90.7%
Post-Combination Company shares issued to NGA public stockholders	41,400,000
Less: shares redeemed, net of sponsor transfers (1)	(29,835,135)
Total NGA shares	11,564,865	2.6%	%

Total Subscriber shares	20,000,000	4.5%	%

Total Sponsor (3)	9,884,733	2.2%	%
Pro Forma Shares Outstanding	448,047,490	100.0%	%

(1)	Considers NGA stockholders holding 29.9 million Public Shares having exercised their redemption rights at a value of $10.00 per share for $299.9 million of funds in the Trust Account. Additionally considering the transfer of 0.2 million Sponsor shares by NGA Sponsors to NGA Public stockholders.
(2)	Includes 3.6 million shares expected to be issued to Convertible note holders at the Effective Time of the Merger for outstanding notes payable and 0.6 million shares expected to be issued to warrant holders at the Effective Time of the Merger for vested warrants, and excludes 1.7 million shares expected to be issued to holders of early exercised shares, which are not considered as outstanding from an accounting standpoint as they are not vested.
(3)	Reflects the forfeiture of 0.3 million Sponsor shares by NGA Sponsors, and the transfer of 0.2 million Sponsor shares by NGA Sponsors to NGA Public stockholders.

2.       Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies.. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Post-Combination Company.

3.       Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited Pro Forma Condensed Combined Financial Information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited Pro Forma Condensed Combined Financial Information to give pro forma effect to events that directly reflect the accounting for the transaction. Embark and NGA have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Post-Combination Company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited Pro Forma Condensed Combined Statement of Operations are based upon the number of the Post-Combination Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021, are as follows:

(A)	Reflects pro forma adjustments to cash related to the following:

Release of cash from Trust Account	$414,029	(i)
Proceeds from Forward Purchase Agreements	40,000	(ii)
Proceeds from PIPE	160,000	(iii)
Payment of transaction expenses	(54,559)	(iv)
Payment of NGA's deferred underwriting fee	(14,490)	(v)
Release of cash for redemption of shares	(299,885)	(vi)
Release of payment of promissory note	(750)	(vii)
Net pro forma cash flow	$244,345

(i) —	Represents the reclassification of cash equivalents held in the trust account and to reflect that the cash equivalents are available to effectuate the transaction or to pay redeeming NGA public stockholders.

(ii) —	Represents the proceeds received from the sale of 4.0 million forward purchase units pursuant to the Forward Purchase Agreement at $10.00 per unit for total proceeds of $40.0 million.

(iii) —	Represents proceeds received from the issuance of 16.0 million Embark Technology Class A Common Stock, in a private placement to be consummated concurrently with the closing of the Business Combination, at $10.00 per share pursuant to the PIPE Financing Subscription Agreement. The unaudited Pro Forma Condensed Combined Balance Sheet reflects the issuance of these shares with a corresponding increase of $160.0 million to additional paid in-capital and an increase of less than $0.1 million to Embark Technology Class A common stock.

(iv) —	Represents preliminary estimated transaction costs incurred by Embark of approximately $39.9 million for legal, financial advisory and other professional fees incurred in consummating the Business Combination. Additionally, this includes transaction costs incurred by NGA in the amount of $14.6 million. The unaudited pro forma condensed combined balance sheet reflects payment of these costs as a reduction of cash, with a corresponding increase in accumulated deficit, as these costs are expensed as incurred.

(v) —	Represents the payment of $14.5 million of deferred underwriter fees incurred during NGA’s initial public offering due upon completion of the Business Combination.

(vi) —	Represents the payment of cash of $299.9 million paid for the redeeming Parent public stockholders.

(vii) —	Represents the payment of cash of $0.8 million for the repayment of NGA promissory notes.

(B)       Reflects the reclassification of cash and cash equivalents held in NGA’s trust account that becomes available in connection with the Business Combination, assuming no redemption.

(C)       Reflects the derecognition of the amortized cost of the Convertible Note of $20.6 million pursuant to the conversion of the Convertible Notes. Pursuant to the Convertible Note agreement, the Convertible Note automatically converted into shares of Embark Technology Class A Common Stock at a discount rate determined by the pre-money valuation of Embark. The discount resulted in a recognition of a derivative liability of $13.9 million (see note D below), along with the accretion of the remaining debt discount of $4.4 million as an adjustment to accumulated deficit which upon conversion of the Convertible Note into shares of Embark Technology Class A Common Stock, was recognized to additional paid in capital for a total adjustment of $38.9 million. Additionally reflects the repayment of $0.8 million of NGA promissory notes in accordance with the terms of the consummation of the agreement.

(D)       Reflects the derecognition of the derivative liability pursuant to the conversion of the convertible notes. The adjustment reflects an excess of the fair value of the liability in order to represent the maximum value the note holder will receive upon such conversion.

(E)       Reflects the settlement of deferred underwriters’ fees incurred during the NGA IPO due upon completion of the Business Combination. The unaudited Pro Forma Condensed Combined Balance Sheet reflects payment of these costs as a reduction of cash and cash equivalents, with a corresponding decrease in deferred underwriting fee payable.

(F)       Represents the allocation of proceeds received from the sale of 4.0 million forward purchase units pursuant to the Forward Purchase Agreement at $10.00 per unit. Each forward purchase unit consists of one share of NGA Common Stock and one-sixth of one public warrant. Each whole public warrant entitles the holder to purchase one share of NGA Common Stock. The public warrants are liability classified warrants with an estimated issuance date fair value of $0.9 million as part of the forward purchase agreement. The $40.0 million proceeds received were allocated between each NGA Common Stock and each whole warrant at $39.1 million and $0.9 million, respectively. The NGA Common Stock was then recapitalized into Embark Technology Class A Common Stock and the public warrants were exchanged for warrants to purchase Embark Technology Class A Common Stock.

(G)       Reflects the reclassification of $114.1 million of NGA public shares, from mezzanine equity to permanent equity. The unaudited pro forma balance sheet reflects the reclassification with a corresponding increase of $114.0 million to additional paid in-capital and an increase of less than $0.1 million to New Embark Class A Common Stock. Further reflects the redemption of $299.9 million of NGA Common Stock.

(H)       Represents the conversion of Embark Preferred Stock into Embark Common Stock pursuant to Section 4 of Article IV of Embark’s Amended and Restated Articles of Incorporation prior to the closing of the Business Combination, as stipulated by the Merger Agreement. The unaudited Pro Forma Condensed Combined Balance Sheet reflects the conversion with a corresponding increase of $1,000 to Embark Technology Class A Common Stock.

(I)       Represents recapitalization of Embark’s equity and issuance of 316,963,447 shares of New Embark Class A common stock and 87,078,982 shares of New Embark Class B common stock to Embark’s equity holders as consideration for the reverse recapitalization. Additionally, this amount reflects the issuance of Embark Technology Class A Common Stock and Embark Technology Class B Common stock pursuant to the following:

(In thousands)
Par value - Old NGA Common Stock	$1
Par value - Forward Purchase Agreement Shares	0
Par value – NGA redeemable shares reclassified to permanent equity	1
Par value - PIPE Shares	2
Par value - Issuance to note holder	0
Par value - Shares issued to Embark shareholders (recapitalization)	33
Total Class A issuance	$37
Total Class B issuance	$9

(J)       Reflects the following transactions that increase or decrease additional paid in capital. The unaudited Pro Forma Condensed Combined Balance Sheet reflects the corresponding total decrease of $286.5 million to additional paid in-capital.

	(In thousands)
Acquisition related transaction expenses incurred by Embark	(39,942)	(A)(iv)
Issuance of New Embark Class A Common Stock from Forward Purchase Agreement	38,920	(F)
Reclassification of NGA redeemable Common Stock into permanent equity	71,652	( E )
Issuance of New Embark Class A Common Stock from PIPE Financing	159,998	(A)(iii)
Conversion of $25 million convertible notes at a discount into New Embark Class A Common Stock	38,945	(C)
Reclassification of NGA’s historical retained earnings balance into additional paid in capital	(39,121)	(i)
Recapitalization of Embark preferred and Common Stock to New Embark Class A and Class B Common Stock	(40)	(ii)
Additional paid in capital associated with exchange of Founders’ Embark Common Stock for New Embark Class B Common Stock	13,606	(iii)

Total	286,480

(i) —	Represents $39.1 million reclassification of NGA’s historical accumulated deficit to additional paid in capital as part of the reverse recapitalization.
(ii) —	Represents the conversion of Embark preferred stock into Embark Common Stock and the recapitalization of Embark Common Stock into Embark Technology Class A and Class B Common Stock.
(iii) —	The Founders of the Company transferred 20% of their shares into family trusts. As a result, the remaining 80% of the Founder’s Embark Common Stock was exchanged for Embark Technology Class B Common Stock with the amounts held in trust converting into Embark Technology Class A Common Stock. The Embark Technology Class B Common Stock have the same economic rights as Embark Technology Class A Common Stock; however, the Embark Technology Class B Common Stock carry 10 votes per share whereas Embark Technology Class A Common Stock carry one vote per share. The Embark Technology Class B Common Stock was determined to have incremental fair value over the Embark Common Stock that was exchanged. Accordingly, the incremental fair value associated with high voting shares of $13.6 million is reflected at the time of the exchange and included as an adjustment to additional paid in capital as of September 30, 2020, and to the general and administrative expense for the year ended December 31, 2020 .

(K)       Represents adjustments of $6.5 million to retained earnings due to the impact of estimated transaction costs, discounted shares from the conversion of the Convertible Note, elimination of NGA’s historical retained earnings, and incremental value of high voting shares.

	(In thousands)
Estimated Transaction Costs incurred by NGA	(14,616)	(A) (iv)
Recognition of Discount on Convertible Note upon conversion to New Embark Class A Common Stock	(4,428)	(D)
Elimination of historical NGA retained earnings	39,121	(J)(i)
Recognition of compensation cost related to the exchange of Embark Common Stock for high voting stock of New Embark Class B Common Stock	(13,606)	(J)(iii)
Total	6,471

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2021, and year ended December 31, 2020, are as follows:

(AA)	Represents stock compensation expense recorded to research and development of $4.4 million for the nine months ended September 30, 2021, and $14.9 million for the year ended December 31, 2020 and stock compensation expense recorded to general and administrative expense of $10.7 million for the nine months ended September 30, 2021, and $38.5 million for the year ended December 31, 2020 from restricted stock units (“RSUs”) that were granted to certain employees of the Company in connection with the Business Combination. The grant occurred after the balance sheet date, but before the closing of the Business Combination. Accordingly, the RSU grant included within the pro forma Statement of Operations and assumed to have been granted simultaneously with the Business Combination on January 1, 2020. The RSUs contain service-based vesting conditions that vest over a period of four years as well as a performance condition requiring the Company to be a public company by December 31, 2021. Both conditions must be met to vest.

(AB)	Represents pro forma adjustment to eliminate interest income related to the amount held in NGA’s trust.

(AC)	Represents stock compensation expense of $7.1 million for the nine months ended September 30, 2021, and $9.7 million for the year ended December 31, 2020, from performance restricted stock units (“PRSUs”) that were granted to founders of the Company in connection with the Business Combination. The grant occurred after the balance sheet date, but before the closing of the Business Combination. Accordingly, the PRSU grant is included within the unaudited Pro Forma Condensed Combined Statement of Operations as a separate material transaction and assumed to have been granted simultaneously with the Business Combination on January 1, 2020. The PRSUs contain a performance- based vesting condition (“performance condition”) and six market-based vesting conditions (“market conditions”). The performance condition requires that Embark becomes a publicly traded company and the market conditions requires that Embark Technology’s market capitalization meets or exceeds six different valuation multiples multiplied by the valuation of Embark Technology at the time of the Business Combination. Each of the market conditions will be met once a valuation multiple as defined above is achieved. The grant date fair value of the PRSU’s is attributed using a graded vesting schedule and compensation expense is recognized over the derived service period of each market condition tranche.

(AD)	Reflects $14.6 million of transaction costs that are not direct or incremental to the Business Combination expected to be incurred by NGA. This is a non-recurring transaction accounting adjustment.

(AE)	Reflects the elimination of $5.8 million change in the fair value of the derivative liability associated with the convertible note, due to expected conversion of notes payable, resulting in settlement of the derivative liability.

(AF)	Reflects the elimination of $3.7 million charge to interest expense for the accretion of the debt discount associated with the issuance of the convertible note, due to expected conversion of notes payable.

4.       Earnings per Share

Represents the net earnings per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination, including related proposed equity purchases, is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented. If the maximum number of shares of Common Stock of NGA are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods. connection with the Business Combination have been outstanding for the entire period presented. If the maximum number of shares of Common Stock of NGA are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

The unaudited Pro Forma Condensed Combined Financial Information has been prepared as follows:

	Nine months	Twelve months
(Net loss presented in thousands of dollars)	Ended	Ended
	September 30,	December 31,
	2021	2020
Class A Pro Forma Basic and Diluted Loss Per Share
Pro Forma net loss attributable to Class A shareholders	$(45,389)	$(90,826)
Weighted average shares outstanding, basic and diluted	360,968,507	360,968,507
Basic and diluted net loss per Class A share	$(0.13)	$(0.25)

Class A Pro Forma Weighted Average Shares—Basic and Diluted
Class A shares issued to Embark stockholders	315,304,904	315,304,904
Class A shares issued to holder of Convertible Note	3,571,428	3,571,428
Class A shares issued to current NGA public shareholders	11,411,502	11,411,502
Class A shares issued to warrant holders	642,577	642,577
Class A shares issued to Subscribers	20,000,000	20,000,000
Class A shares issued to the Sponsor	10,038,096	10,038,096
New Embark Class A Pro Forma Weighted Average Shares—Basic and Diluted	360,968,507	360,968,507

New Embark Class B Pro Forma Basic and Diluted Loss Per Share
Pro Forma net loss attributable to Class B shareholders	$(10,950)	$(21,911)
Weighted average shares outstanding, basic and diluted	87,078,982	87,078,982
Basic and diluted net loss per Class B share	$(0.13)	$(0.25)

New Embark Class B Pro Forma Weighted Average Shares—Basic and Diluted
Class B shares issued to Embark Founders	87,078,982	87,078,982
New Embark Class B Pro Forma Weighted Average Shares—Basic and Diluted	87,078,982	87,078,982

As a result of the pro forma net loss, the earnings per share amounts exclude the anti-dilutive impact from the following securities:

•	The 13,800,000 public warrants sold during the NGA IPO that will be converted in the Merger into warrants to purchase up to a total of 13,800,000 New Embark Class A shares, which are exercisable at $11.50 per share;

•	The 6,686,667 Private Placement Warrants that will be exercisable for one share of NGA’s common stock at an exercise price of $11.50 per share.

•	The 35,048,720 New Embark stock options outstanding as of the close of the Business Combination;

•	The 642,578 shares of restricted New Embark’s Class A Common Stock subject to forfeiture.